Exhibit 99.1

22nd Century Announces New Non-GMO, Very Low Nicotine

Flue-Cured and Burley Tobacco Varieties

22nd Century strategically expands its proprietary lines of VLN™ tobaccos.

June 26, 2018

Williamsville, New York – 22nd Century Group, Inc. (NYSE American: XXII), a plant biotechnology company that is a leader in tobacco harm reduction and Very Low Nicotine tobacco, announced today that the Company has exclusively licensed from North Carolina State University (NCSU) several flue-cured and burley tobacco plant lines that grow with Very Low Nicotine levels. These new plants contain no foreign genetic material (non-GMO) and will compliment 22nd Century’s existing Very Low Nicotine plant technologies. The new, non-GMO, Very Low Nicotine tobacco plant lines are immediately commercially viable as they are the result of multiple generations of plantings that have yielded stable, true-breeding crop lines of Very Low Nicotine flue-cured and burley tobacco plants.

The addition of these non-GMO tobacco varieties represents a significant advancement for 22nd Century’s next generation tobacco technology. The Company’s new Very Low Nicotine plant varieties will provide options for 22nd Century and for potential licensees to more readily comply with the FDA’s plan to dramatically reduce the nicotine in all combustible cigarettes sold in the United States. The non-GMO nature of these tobacco varieties will also facilitate the sale of 22nd Century’s proprietary VLN™ tobacco in some foreign countries where the use of genetically modified crops is restricted.

“The results of this transaction with our research partner, NCSU, meaningfully enhances 22nd Century’s already impressive intellectual property portfolio. Importantly, our new plants and their genetics provide the Company with an excellent molecular background for improved taste characteristics and enhanced agronomic performance,” explained Dr. Juan Tamburrino, the Company’s Vice President of Research and Development.

“This exclusive NCSU license gives 22nd Century a substantial strategic and competitive advantage,” explained Henry Sicignano, III, President and Chief Executive Officer of 22nd Century Group. “Since approximately 90% of the tobacco in cigarettes is a mixture of flue-cured and burley varieties, we now have the ability to supply Very Low Nicotine tobacco blends to potential partners in the U.S. and around the world.”

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company focused on technology which allows it to increase or decrease the level of nicotine in tobacco plants and the level of cannabinoids in hemp/cannabis plants through genetic engineering and plant breeding. The Company’s primary mission in tobacco is to reduce the harm caused by smoking. The Company’s primary mission in hemp/cannabis is to develop proprietary hemp strains for important new medicines and agricultural crops. Visit www.xxiicentury.com and www.botanicalgenetics.com for more information.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release, including but not limited to our future revenue expectations. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 7, 2018, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Contact:

22nd Century Group

James Vail, Director of Communications

716-270-1523

jvail@xxiicentury.com